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                                                                    Exhibit 10.3

                              Employment Agreement
                                    Amendment
                             Effective June 1, 2002

     Both School Specialty, Inc., a Wisconsin corporation (the "Company") and A. Brent Pulsipher ("Employee") agree, by the below duly executed document, to the below Amendment to Section 3(a) Compensation.

Amendment -
     New paragraph to Section 3(a) "Compensation"

     "However should the employee receive a base salary increase at any time during the term of this agreement, the above mentioned guaranteed bonus ($81,700) will be reduced proportionately by the amount of the increase.

     At no time during the term of this Agreement will the employees annual base salary and guaranteed bonus be less than two hundred seventy-two thousand, two hundred dollars ($272,200)."

     The intent of this Amendment is only to clarify the efforts of what will happen should the Employee receive a base salary increase as it relates to the guaranteed bonus amount and in no way alters and or changes any other section of the agreement.

In witness whereof, the parties hereto have amended this Agreement as of the late effective date listed above.

                                            COMPANY: SCHOOL SPECIALTY, INC.

Dated: 09/11/02                             /s/ David J. Vander Zanden
                                            ------------------------------------
                                            David Vander Zanden, President

Dated: 09/11/02                             /s/ A. Brent Pulsipher
                                            ------------------------------------
                                            A. Brent Pulsipher, Individual